                                                                  EXHIBIT 10.54


PORTIONS OF THIS DOCUMENT INDICATED BY AN [***] HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT OF SUCH INFORMATION.


              CELLULAR ESSENTIAL PROPERTIES CROSS LICENSE AGREEMENT

THIS AGREEMENT is by and between MOTOROLA, INC., a Delaware corporation having an office at 1303 E. Algonquin Road, Schaumburg, IL 60196 U.S.A., (hereinafter called "MOTOROLA"), and BRIGHTSTAR CORP., a Delaware corporation having its principal office at 2010 N.W. 84th Avenue, Miami, Florida 33122 (hereinafter called "BRIGHTSTAR") and is effective upon the EFFECTIVE DATE (as defined below).

WHEREAS, MOTOROLA owns and has or may have intellectual property rights relating to certain STANDARDS (as hereinafter defined) in various countries of the world under which BRIGHTSTAR desires to acquire licenses as hereinafter provided; and


WHEREAS, BRIGHTSTAR owns and has or may have intellectual property rights relating to STANDARDS in various countries of the world under which MOTOROLA desires to acquire licenses as hereinafter provided; and


WHEREAS, MOTOROLA and BRIGHTSTAR are engaged in continuing research, development and engineering in regard to EQUIPMENT (as hereinafter defined) and have programs for the patenting of inventions resulting therefrom, and

WHEREAS, MOTOROLA and BRIGHTSTAR are willing to exchange certain licenses and give mutual assertions as provided herein,


NOW, THEREFORE, based on the mutual promises and covenants contained herein, the parties hereto hereby agree as follows:


Section 1 - DEFINITIONS

The capitalized terms used herein shall have the definitions assigned to them in this Section 1, and shall include the singular as well as the plural.

1.1 AFFILIATE of a party means any legal entity, more than fifty percent (50%) of whose outstanding shares or securities representing the right to vote for the election of directors or other managing authority are, or more than fifty percent (50%) of whose equity interest is, now or hereafter, owned or controlled, directly or indirectly by that party (but only so long as such ownership or control or equity interest exists).

1.2 STANDARDS means, individually or collectively, TDMA STANDARDS, NARROWBAND CDMA STANDARDS, WIDEBAND CDMA STANDARDS or TD/CDMA STANDARDS.

1.2.1 TDMA STANDARDS means those technical specifications for time division multiple access digital cellular radiotelephone service [***]


Motorola Confidential and
Proprietary                            1                           20 June 2002

[***]

1.2.2 NARROWBAND CDMA STANDARDS means those technical specifications for direct-sequence code division multiple access digital cellular radiotelephone service [***]

1.2.3 WIDEBAND CDMA STANDARDS means those technical specifications for direct-sequence code division multiple access digital cellular radiotelephone service [***]

1.2.4 TD/CDMA STANDARDS means those technical specifications for a combined time division and code division multiple access digital cellular radiotelephone service [***]

1.3 PROPERTIES means those claims or other divisible portions of patents and licensable patent applications including, but not limited to, all divisions, continuations, continuations-in-part, reissues, renewals, and extensions thereof, any counterparts claiming priority therefrom, utility models, patents of importation/confirmation, and certificates of invention and like statutory rights (other than design patents, registrable industrial designs, copyrights, trade secrets and like rights involving trade identity). In no event shall PROPERTIES include innovations related to materials, semiconductor structures, and semiconductor manufacturing processes.

1.3.1 ESSENTIAL PROPERTIES means PROPERTIES to the limited extent that infringement of such PROPERTIES cannot be avoided in remaining compliant with the STANDARDS, including optional implementations thereof provided for in the STANDARDS, on technical but not commercial grounds, taking into account normal technical practice and the state of the art generally available at the time of standardization.

1.3.2 LICENSED ESSENTIAL PROPERTIES means ESSENTIAL PROPERTIES owned, controlled, or sublicensable by Licensor or its AFFILIATES, during the term of this Agreement. In the event LICENSED ESSENTIAL PROPERTIES includes PROPERTIES sublicensable from an unaffiliated third party licensor, such PROPERTY shall be included within the terms of this Agreement only to the extent Licensee agrees to pay any incremental compensation properly due to such unaffiliated third party licensor (except employees of Licensor or its AFFILIATES) in connection with any sublicense elected to be and so exercised by Licensee hereunder. If Licensee elects to exercise it's sublicense rights hereunder, Licensor shall provide written assurances to Licensee from an officer of Licensor as to the amounts to be paid to the sublicensor on behalf of Licensee and that such payments are due as a result of Licensee's activities. LICENSED ESSENTIAL PROPERTIES shall include, but are not limited to, those PROPERTIES to the extent listed in Annexes A and B hereto. [***]

1.3.3 SUBSCRIBER TERMINAL PROPERTIES means PROPERTIES associated with, related to, and having as a preferred embodiment a SUBSCRIBER TERMINAL and which are owned, controlled, or sublicensable by Licensor or its AFFILIATES, during the term of this Agreement.

1.4. EQUIPMENT collectively or individually means SUBSCRIBER TERMINALS, SUBSCRIBER MODULES, CHIP-SETS, and INFRASTRUCTURE EQUIPMENT, the function of which is, or between which certain interfaces are substantially standardized in the STANDARDS.

1.5 LICENSED EQUIPMENT means, with respect to MOTOROLA, all EQUIPMENT FIELDED by MOTOROLA and its AFFILIATES. LICENSED EQUIPMENT means, with respect to BRIGHTSTAR, SUBSCRIBER TERMINALS FIELDED by BRIGHTSTAR and its AFFILIATES. Any LICENSED EQUIPMENT, however, for which a report and royalty (if due) are not submitted by BRIGHTSTAR in the time and manner specified in Section 4 shall be deemed never to have been LICENSED EQUIPMENT. [***]

1.6 LICENSED APPLICATIONS means applications of LICENSED EQUIPMENT in terrestrial (including marine, airborne and GSMR, but not satellite), cellular, dial-up {or equivalent form of individual subscriber selection, e.g., DTMF), radiotelephony applications providing communications services. [***]

1.7 EFFECTIVE DATE shall mean the date of (i) the last necessary signature hereto or (ii) the approval (if required) of this Agreement by any government authority, whichever is later.

1.8 NET SELLING PRICE shall mean, in the case of a sale or other disposition to an unaffiliated third party, the actual price at which the transaction occurred, exclusive of: (a) any trade and quantity discounts or rebates and cash discounts or rebates; (b) credits or allowances given or made for rejection or return of previously sold products; and (c) sales, use, tariff, import/export duties or other excise taxes (other than an income or value added tax) levied upon the sale, transportation or delivery of a product; and, in the case of a sale or other disposition to an affiliated third party, shall mean the price at which like goods are sold by BRIGHTSTAR or its AFFILIATES to an unaffiliated third party of an equivalent sale in terms of, but not limited to, volume of sale, terms and conditions of trade, nature of trade, and specification of the products. In the event that BRIGHTSTAR or its AFFILIATES licenses software or firmware for re-distribution by its customer with the EQUIPMENT, any compensation paid by the customer for such license shall be included in the NET SELLING PRICE.

1.9 SUBSCRIBER TERMINAL means equipment such as a mobile, transportable or handheld portable unit [***]

[***]

1.11 FIELD means to make, have made, import, offer to sell, sell, lease, use or otherwise dispose of an item.

[***]

[***]


Section 2 - RELEASES

2.1.1 In exchange for the grants in this Agreement and the payment by BRIGHTSTAR to MOTOROLA as required in Section 4, MOTOROLA and its AFFILIATES hereby release, acquit and forever discharge BRIGHTSTAR (and those AFFILIATES affiliated with BRIGHTSTAR prior to the EFFECTIVE DATE of this Agreement) and their respective distributors, dealers, customers and users from any and all claims or liability for infringement or alleged infringement of any PROPERTIES by the FIELDING of equipment by BRIGHTSTAR and its AFFILIATES prior to the EFFECTIVE DATE.

2.1.2 In exchange for the grants in this Agreement, BRIGHTSTAR and its AFFILIATES hereby release, acquit and forever discharge MOTOROLA (and those AFFILIATES affiliated with MOTOROLA prior to the EFFECTIVE DATE of this Agreement) and their respective distributors, dealers, customers and users from any and all claims or liability for infringement or alleged infringement of any PROPERTIES by the FIELDING of equipment by MOTOROLA and its AFFILIATES prior to the EFFECTIVE DATE.

Section 3 - GRANTS

[***]

3.2 For the term of this Agreement, MOTOROLA and its AFFILIATES, as Licensor, grant to:

3.2.1 BRIGHTSTAR, as Licensee, a non-exclusive, non-transferable, world wide license, without the right to sublicense, under LICENSED ESSENTIAL PROPERTIES of MOTOROLA and its AFFILIATES to FIELD LICENSED EQUIPMENT for use in LICENSED APPLICATIONS.

3.2.2 BRIGHTSTAR's AFFILIATES, as Licensee, a non-exclusive, non-transferable, world wide license, without the right to sublicense, under LICENSED ESSENTIAL PROPERTIES of MOTOROLA and its AFFILIATES to FIELD LICENSED EQUIPMENT for use in LICENSED APPLICATIONS, provided, however, that in the event a third party manufacturer of EQUIPMENT holds an equity interest in such AFFILIATE and such AFFILIATE sells or otherwise disposes of EQUIPMENT to other than BRIGHTSTAR then this license shall not extend to the greater of that portion of the total sales of LICENSED EQUIPMENT by such AFFILIATE which is equal to either: a) the proportion of said third party's equity ownership in such AFFILIATE or b) directly attributable to such third party.

3.2.3 BRIGHTSTAR and BRIGHTSTAR's AFFILIATES, a non-exclusive, non-transferable, world wide license, without the right to sublicense, under LICENSED ESSENTIAL PROPERTIES of MOTOROLA and its AFFILIATES to make, have made, import and use anywhere in the world machines, tools, materials and other instrumentalities to the extent necessary to the development, manufacture, testing and repair of LICENSED EQUIPMENT.

3.2.4 BRIGHTSTAR and BRIGHTSTAR's AFFILIATES, a non-exclusive, non-transferable, world wide license, without the right to sublicense, under LICENSED ESSENTIAL PROPERTIES of MOTOROLA and its AFFILIATES to acquire (including to have made), anywhere in the world, parts, components, and subassemblies utilized in Licensee's LICENSED EQUIPMENT, provided, however that, except whenever the design of a part, component or subassembly is substantially prepared by BRIGHTSTAR or exclusively for BRIGHTSTAR, MOTOROLA shall retain the right to license the third party manufacturers and suppliers of such parts, components and subassemblies under MOTOROLA ESSENTIAL PROPERTIES.

3.3 For the term of this Agreement, BRIGHTSTAR and its AFFILIATES, as Licensor, grant to:

3.3.1 MOTOROLA, as Licensee, a non-exclusive, non-transferable, world wide license, without the right to sublicense, under LICENSED ESSENTIAL PROPERTIES of BRIGHTSTAR and its AFFILIATES to FIELD LICENSED EQUIPMENT for use in LICENSED APPLICATIONS.

3.3.2 MOTOROLA'S AFFILIATES, as Licensee, a non-exclusive, non-transferable, world wide license, without the right to sublicense, under LICENSED ESSENTIAL PROPERTIES of BRIGHTSTAR and its AFFILIATES to FIELD LICENSED EQUIPMENT for use in LICENSED APPLICATIONS, provided, however, that in the event a third party manufacturer of EQUIPMENT holds an equity interest in such AFFILIATE and such AFFILIATE sells or otherwise disposes of EQUIPMENT to other than MOTOROLA then this license shall not extend to the greater of that portion of the total sales of LICENSED EQUIPMENT which is equal to either: a) the proportion of said third party's equity ownership in such AFFILIATE or b) directly attributable to such third party.

3.3.3 MOTOROLA and MOTOROLA'S AFFILIATES, a non-exclusive, non-transferable, world wide license, without the right to sublicense, under LICENSED ESSENTIAL PROPERTIES of BRIGHTSTAR and its AFFILIATES to make, have made, import and use anywhere in the world machines, tools, materials and other instrumentalities to the extent necessary to the development, manufacture, testing and repair of LICENSED EQUIPMENT.

3.3.4 MOTOROLA and MOTOROLA'S AFFILIATES, a non-exclusive, non-transferable, world wide license, without the right to sublicense, under LICENSED ESSENTIAL PROPERTIES of BRIGHTSTAR and its AFFILIATES to acquire (including to have made), anywhere in the world, parts, components, and subassemblies utilized in Licensee's LICENSED EQUIPMENT, provided, however that, except whenever the design of a part, component or subassembly is substantially prepared by MOTOROLA or exclusively for MOTOROLA, BRIGHTSTAR shall retain the right to license the third party manufacturers and suppliers of such parts, components and subassemblies under BRIGHTSTAR ESSENTIAL PROPERTIES.


[***]

[***]

[***]

3.7 Unless otherwise provided herein, the licenses granted herein under LICENSED ESSENTIAL PROPERTIES are for as much as Licensor has the right to grant within the scope of the licenses granted herein to Licensee without payments of royalties or other consideration to third persons (except for payments to employees of Licensor for an invention made by such employee) and are for as much as Licensor has the right to grant within the scope of the licenses granted herein to Licensee with respect to LICENSED ESSENTIAL PROPERTIES sublicensable from a third party and requiring the payment of royalty or other consideration to such third party if Licensee elects to and does so pay any such incremental royalty or other consideration.

3.8 Notwithstanding anything to the contrary contained herein, no licenses are passed by either party to the customers of a Licensee to any combinations of the LICENSED EQUIPMENT with any other equipment.

3.9 For the term of this Agreement and as tender or other regulatory requirements in a country reasonably necessitate, either party may sublicense local third-party manufacturers in which such party owns an equity interest to manufacture and supply LICENSED EQUIPMENT (a) only in such country or (b) for export to the extent required by applicable laws or regulations of such country, provided that the other party is granted licenses by such sublicensee of the same breadth as those granted herein to sublicensor and further provided that such sublicensee accepts the same obligations hereunder (including the obligation to pay royalties, if any) as sublicensor. The sublicensor under this
Section 3.10 shall remain liable for any royalties due from such sublicensee.


Section 4 - PAYMENTS AND REPORTS

4.1 In partial consideration for the release of Section 2 and the rights granted by MOTOROLA under LICENSED ESSENTIAL PROPERTIES in accordance with
Section 3, BRIGHTSTAR shall make payments to MOTOROLA for the sale or other disposal by BRIGHTSTAR, and its AFFILIATES licensed hereunder, of LICENSED EQUIPMENT that but for such license would infringe at least one LICENSED ESSENTIAL PROPERTY of MOTOROLA in accordance with the following schedule:

4.1.1 For the sale or other disposal of LICENSED EQUIPMENT during the period prior to the EFFECTIVE DATE, [***] of the NET SELLING PRICE of such LICENSED EQUIPMENT; and

4.1.2 For the sale or other disposal of LICENSED EQUIPMENT compliant with a TDMA STANDARD during the period following the EFFECTIVE DATE, [***] of the NET SELLING PRICE of such LICENSED EQUIPMENT.

4.1.3 For the sale or other disposal of LICENSED EQUIPMENT compliant with a NARROWBAND CDMA STANDARD during the period following the EFFECTIVE DATE, [***] of the NET SELLING PRICE of such LICENSED EQUIPMENT.

4.1.4 For the sale or other disposal of LICENSED EQUIPMENT compliant with a WIDEBAND CDMA STANDARD during the period following the EFFECTIVE DATE, [***] of the NET SELLING PRICE of such LICENSED EQUIPMENT.

4.1.5 For the sale or other disposal of LICENSED EQUIPMENT compliant with a TD/CDMA STANDARD during the period following the EFFECTIVE DATE, [***] of the NET SELLING PRICE of such LICENSED EQUIPMENT.

4.2. Within thirty (30) days of the EFFECTIVE DATE, BRIGHTSTAR shall report to MOTOROLA the total number of LICENSED EQUIPMENT sold or otherwise disposed of by BRIGHTSTAR or its AFFILIATES prior to the EFFECTIVE DATE and BRIGHTSTAR shall make a royalty payment to MOTOROLA for all LICENSED EQUIPMENT sold or otherwise disposed of by BRIGHTSTAR or its AFFILIATES prior to the EFFECTIVE DATE.

BRIGHTSTAR shall identify the manufacturer or assembler of any SUBSCRIBER TERMINALS sold or otherwise disposed of by BRIGHTSTAR. In the event BRIGHTSTAR sold or otherwise disposed of LICENSED EQUIPMENT under the trade identity of a third party prior to the EFFECTIVE DATE, BRIGHTSTAR shall separately report the identities of all such third parties under whose trade identity BRIGHTSTAR sold or otherwise disposed of such LICENSED EQUIPMENT prior to the EFFECTIVE DATE.

4.3 Within forty-five (45) days of the close of each fiscal quarter of BRIGHTSTAR, beginning with the close of the first fiscal quarter following the EFFECTIVE DATE, BRIGHTSTAR shall make royalty payments to MOTOROLA (for itself and all of its AFFILIATES) for all LICENSED EQUIPMENT sold or otherwise disposed of by BRIGHTSTAR and its AFFILIATES during that quarter or shall certify that no LICENSED EQUIPMENT has been sold or otherwise disposed of. BRIGHTSTAR shall report, at the time of each such royalty payment, the total number of units of LICENSED EQUIPMENT sold or otherwise disposed of during the fiscal quarter and the total number of units of EQUIPMENT sold or otherwise disposed of during the fiscal quarter. BRIGHTSTAR shall identify the manufacturer or assembler of any LICENSED EQUIPMENT sold or otherwise disposed of by BRIGHTSTAR. In the event BRIGHTSTAR sold or otherwise disposed of LICENSED EQUIPMENT under the trade identity of a third party during such fiscal quarter, BRIGHTSTAR shall separately report the identities of all such third parties under whose trade identity BRIGHTSTAR sold or otherwise disposed of such LICENSED EQUIPMENT during such fiscal quarter.

4.4 No royalties shall be payable for any EQUIPMENT which is manufactured, sold for subsequent use, and used entirely within a jurisdiction where no LICENSED ESSENTIAL PROPERTY of MOTOROLA applies to such EQUIPMENT or its intended use or operation. BRIGHTSTAR shall disclose to MOTOROLA the jurisdiction of manufacture, sale, and use, and the number of units of EQUIPMENT sold or otherwise disposed of by BRIGHTSTAR and its AFFILIATES for which BRIGHTSTAR contends that no royalties are due because of the operation of this
Section 4.4 and the total number of units of such EQUIPMENT.

[***]

4.6 Any payment hereunder which shall be delayed beyond the due date shall be subject to an interest charge of [***] percent per month on the unpaid balance payable in United States currency until paid. The foregoing payment of interest shall not affect MOTOROLA'S right to terminate in accordance with
Section 5.

4.7 With respect to the royalty set forth in Section 4.1 and the reporting requirements of Sections 4.2, 4.3 and 4.4, BRIGHTSTAR shall keep clear and accurate records with respect to LICENSED EQUIPMENT sold or otherwise disposed of. These records shall be retained for a period of three (3) years from date of reporting and payment notwithstanding the expiration or other termination of this Agreement. MOTOROLA shall have the right through an internationally recognized accounting firm and at its expense, to examine and audit, not more than once a year upon not less than ten (10) days prior written notice, and during normal business hours, all such records and such other records and accounts as may under recognized accounting practices contain information bearing upon the amount of royalty payable to MOTOROLA under this Agreement. Such internationally recognized accounting firm shall be bound in writing to maintain the confidentiality of and not disclose the contents of such records except to the extent necessary to disclose the results of the audit to MOTOROLA or as otherwise required by law or legal process. Prompt adjustment shall be made by BRIGHTSTAR to compensate for any errors and/or omissions disclosed by such examination or audit. If the amount of such error and/or omission exceeds [***] of the royalty paid by BRIGHTSTAR for such audited period, BRIGHTSTAR shall pay MOTOROLA an additional fee equal to [***] (calculated from the date due until the date paid) of such error and/or omission in addition to necessary costs and expenses incurred by MOTOROLA in conducting such audit.

4.8 MOTOROLA shall bear all taxes imposed on it with respect to the payments of this Section, provided, however, that if so required by applicable law, BRIGHTSTAR shall withhold the amount of taxes levied on payments to be made by BRIGHTSTAR pursuant to this Agreement, and shall promptly make payment of the withheld amount to the appropriate tax authorities and shall transmit to MOTOROLA official tax receipts or other evidence issued by said appropriate tax authorities sufficient to enable MOTOROLA to support a claim for tax credit in respect to such withheld taxes so paid by BRIGHTSTAR.

[***]

Section 5 - TERM, TERMINATION AND ASSIGNABILITY

5.1 The term of this Agreement shall be from the EFFECTIVE DATE until the cessation of the manufacture of EQUIPMENT hereunder by both parties and their respective AFFILIATES unless earlier terminated as elsewhere provided in this Agreement.

5.2 The licenses granted herein shall continue through the entire unexpired term of LICENSED ESSENTIAL PROPERTIES unless otherwise terminated as provided herein. Any royalty obligation under Section 4.1 and any reporting or record keeping obligations under Sections 4.2, 4.3, 4.4 or 4.7 of BRIGHTSTAR or its AFFILIATES shall not extend beyond the expiration of the last of the LICENSED ESSENTIAL PROPERTIES of MOTOROLA licensed herein.

5.3 In the event of any material breach of this Agreement by either party hereto, if such breach is not corrected within sixty (60) days after written notice to the breaching party describing such breach, this Agreement may be terminated forthwith by further written notice to that effect from the party noticing the breach. [***]

5.4 The rights or privileges provided for in this Agreement may be assigned or transferred by either Party only with the prior written consent of the other Party and with the authorization or approval of any governmental authority as then may be required. Written consent shall be deemed given by the other Party if that Party fails to respond to a written request from the transferring Party within fifteen (15) business days of the receipt of such notice. With respect to this Section 5.4, if some or all of the assets of a Party to this Agreement are acquired by a third party, the rights or privileges provided for in this Agreement may be assigned or transferred to the acquiring third party only with the prior written consent of the other Party and only if the acquiring third party, and AFFILIATES of the acquiring third party at the time of such acquisition, agree to perform the Agreement and to be bound by all of the terms and conditions in every way as if it had been an original Party to the Agreement, including payment of any royalties due by a Party at the time of such acquisition.


Section 6 - WARRANTIES

6.1 License grants by Licensor are warranted by Licensor to include grants by all AFFILIATES of Licensor under all LICENSED ESSENTIAL PROPERTIES of such AFFILIATES as and when an entity becomes an AFFILIATE. Subject to the termination provisions of Section 5, any license grants under LICENSED ESSENTIAL PROPERTIES of an AFFILIATE shall be for the lives of those LICENSED ESSENTIAL PROPERTIES regardless of whether or not such entity remains an AFFILIATE.

6.2 Each party warrants that it has the requisite authority to convey the rights granted herein. Each party warrants that through the EFFECTIVE DATE of this Agreement no commitments which would restrict its right to grant the licenses and rights contemplated herein exist or shall be entertained for the duration of this Agreement.

6.3 Licensee warrants that any AFFILIATE of Licensee, licensed hereunder, shall undertake all obligations contained herein as if such AFFILIATE were directly named as a party to this Agreement.

Motorola Confidential and           13                              20 June 2002
Proprietary

Section 7 - PUBLICITY

7.1 Nothing in this Agreement shall be construed as conferring upon either party the right to include in advertising, packaging or other commercial activity any reference to the other party, its trademarks, trade names, service marks, or other trade identity in a manner likely to cause confusion.

7.2 Either party may disclose the existence of this Agreement, but the terms of this Agreement and any reports, materials or other documents submitted in accordance with the terms of this Agreement shall be maintained in confidence and the Parties shall not now nor hereafter divulge any part thereof to any third party except:

7.2.1    with the prior written consent of the other party; or

7.2.2 to any governmental body having jurisdiction to request and to read the same; or

7.2.3    as otherwise may be required by law or legal processes; or

7.2.4 to auditors and accountants representing either party, provided that, in case of any divulgence pursuant to this Section 7.2.4, to the extent permissible by law, such divulging party shall impose equivalent confidentiality obligations on the recipient in writing prior to such divulgence;or

7.2.5 to its AFFILIATES provided that, in case of any divulgence pursuant to this Section

7.2.5,   to the extent permissible by law, such divulging party shall impose equivalent confidentiality obligations on the recipient in writing prior to such divulgence,

7.2.6    Notwithstanding anything to the contrary herein, the provisions of this
Section 7.2 shall survive termination of this Agreement and for twenty (20) years thereafter.

7.3 Notwithstanding the above, no disclosure of this Agreement shall be made pursuant to Section 7.2.2 or 7.2.3 without the disclosing party first giving the other party reasonable prior notice of such intended disclosure so as to allow the other party sufficient time to seek a protective order or otherwise assure the confidentiality of this Agreement as that other party shall deem appropriate.

Section 8 - MISCELLANEOUS PROVISIONS

8.1      Nothing contained in this Agreement shall be construed as:

8.1.1 restricting the right of either party or any of its AFFILIATES to make, use, sell, lease or otherwise dispose of any particular product or products not herein licensed;

8.1.2 conferring any license or other right, by implication, estoppel or otherwise, under any patent application, patent or patent right, except as herein expressly granted;

8.1.3 conferring any license or right with respect to any trademark, trade or brand name, a corporate name of either party or any of their respective AFFILIATES, or any other name or mark, or contraction, abbreviation or simulation thereof;

8.1.4 imposing on either party any obligation to institute any suit or action for infringement of any PROPERTY or to defend any suit or action brought by a third party which challenges or concerns the validity of any PROPERTY licensed under this Agreement;

8.1.5 a warranty or representation by either party that any manufacture, use, sale, lease or other disposition of EQUIPMENT will be free from infringement of any patent other than the PROPERTIES licensed herein;

8.1.6 imposing on either party any obligation to file any patent application or to secure any patent or maintain any patent in force; or

8.1.7 an obligation on either party to furnish any manufacturing or technical information under this Agreement, or

8.1.8 an admission by BRIGHTSTAR of, or a warranty or representation by MOTOROLA as to, the validity and/or scope of the LICENSED ESSENTIAL PROPERTIES of MOTOROLA or a limitation on BRIGHTSTAR to contest, in any proceeding, the validity and/or scope thereof except as specifically provided for herein; or

8.1.9 an admission by MOTOROLA of, or a warranty or representation by BRIGHTSTAR as to, the validity and/or scope of the LICENSED ESSENTIAL PROPERTIES of BRIGHTSTAR or a limitation on MOTOROLA to contest, in any proceeding, the validity and/or scope thereof except as specifically provided for herein.

8.2 No express or implied waiver by either of the parties to this Agreement of any breach of any term, condition or obligation of this Agreement by the other party shall be construed as a waiver of any subsequent breach of that term, condition or obligation or of any other term, condition or obligation of this Agreement of the same or of a different nature.

8.3 Anything contained in this Agreement to the contrary notwithstanding, the obligations of the parties hereto shall be subject to all laws, both present and future, of any Government having jurisdiction over either party hereto, and to orders or regulations of any such Government, or any department, agency, or court thereof, and to any contingencies resulting from acts of war, acts of public enemies, strikes, or other labor disturbances, fires, floods, acts of God, or any causes of like or different kind beyond the control of the parties, and the parties hereto shall be excused from any failure to perform any obligation hereunder to the extent such failure is caused by any such law, order, regulation, or contingency but only so long as said law, order, regulation or contingency continues.

8.4 This Agreement is the result of negotiation between the parties and, accordingly, shall not be construed for or against either party regardless of which party drafted this Agreement or any portion thereof.

8.5 Nothing in this Agreement shall be construed as creating a partnership, joint venture, or other formal business organization of any kind.

8.6 In no event shall either party be liable to the other party by reason of this Agreement or any breach or termination of this Agreement for any loss of prospective profits or incidental or special or consequential damages.

8.7 The captions used in this Agreement are for convenience only, and are not to be used in interpreting the obligations of the parties under this Agreement.

8.8 With respect to matters of contract construction and interpretation, the substantive law of the state of Delaware, United States of America shall apply. However, with respect to matters of infringement and validity of intellectual property rights, the substantive law of the nation having jurisdiction over such property or over matters affecting such intellectual property rights shall be applied.

8.9 If any term, clause, or provision of this Agreement shall be judged to be invalid, the validity of any other term, clause, or provision shall not be affected; and such invalid term, clause, or provision shall be deemed deleted from this Agreement.

8.10 This Agreement sets forth the entire Agreement and understanding between the parties as to the subject matter hereof and merges all prior discussions between them, and neither of the parties shall be bound by any conditions, definitions, warranties, understandings or representations with respect to such subject matter other than as expressly provided herein or as duly set forth on or subsequent to the date hereof in writing and signed by a proper and duly authorized official of the party to be bound thereby.

8.11 All notices required or permitted to be given hereunder shall be in writing and shall be valid and sufficient if dispatched by express mail, postage prepaid, in any post office in the United States, addressed as follows or to such other address as a Party may notify the other in accordance with this
Section 8.11:

8.11.1   If to MOTOROLA:

         Motorola, Inc.
         1303 East Algonquin Road
         Schaumburg, Illinois 60196

         Attention:  Vice President for
                     Patents, Trademarks & Licensing

8.11.2    If to BRIGHTSTAR:

          Brightstar Corp.
          2010 N.W. 84th Avenue
          Miami, Florida 33122

          Attention: Jaime Narea
                     -----------


8.11.3 The date of receipt of such a notice shall be the date for the commencement of the running of the period provided for in such notice, or the date at which such notice takes effect, as the case may be.

IN WITNESS WHEREOF, each party hereto has caused this Agreement to be executed in duplicate by its duly authorized representative:

MOTOROLA, INC.                          BRIGHTSTAR CORP.


Name: F. John Motsinger                 Name: R. Marcelo Claure
      --------------------------              --------------------------

Signature: /s/ F. John Motsinger        Signature: /s/ R. Marcelo Claure
           ---------------------                   ---------------------

Title: Corporate Vice President,        Title: CEO
       Director, Industry Relations &          -------------------------
       Licensing
       -------------------------

Date: 7-17-02                           Date: 6/21/02
      --------------------------              --------------------------


MOTOROLA, INC.


Name: Jonathan P. Meyer
      --------------------------

Signature: /s/ Jonathan P. Meyer
           ---------------------

Title: Sr. Vice President &
       Assistant General Counsel
       Intellectual Property
       Section
       Law Dept.
       -------------------------

Date: 7-17-02
      --------------------------


Motorola Confidential and
Proprietary                            17                           20 June 2002